SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C.  20549

                                     FORM 8-K

                                  CURRENT REPORT


                     Filed pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

                                  Date of Report
                                  July 27, 1995


                                   CORCAP, INC.
     (Exact name of registrant as specified in its charter)

                                      NEVADA
          (State or other jurisdiction of incorporation)

       1-09964                               06-1237135             (Commission
File Number)      (IRS Employer Identification No.)



     90 State House Square
     Hartford Connecticut        06103-3720
(Address of principal executive office)(Zip Code)


               Registrant's telephone number, including area code

                                  (203) 247-7611

ITEM 5. OTHER EVENTS

On July 14, 1995, Corcap entered into a purchase and sale agreement with Fabrilock Inc., a newly formed corporation, whereby Fabrilock purchased the Dayville Property in exchange for 20% of Fabrilock's issued and outstanding shares and the assumption by Fabrilock of the cost of the environmental remediation of the property estimated to be between $58 thousand and $248 thousand. Fabrilock manufactures specialty non-woven textiles. Corcap recorded an environmental reserve for $248 thousand in the third quarter of 1994. According to the purchase and sale agreement, five years after the sale of the Dayville Property, Fabrilock would have the right to repurchase 50% of Corcap's holding of Fabrilock shares for $675 thousand and Corcap would then have the right to require Fabrilock to purchase the remaining 50% of the Fabrilock shares for $675 thousand. The purchase price of the shares would be reduced by the amount of environmental remediation costs incurred by Fabrilock in excess of $100,000.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  July 27, 1995  By:/s/Norman Silberdick
                         Norman Silberdick
                         President and Chief Executive Officer